UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2021

AMERICAN OIL & GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-180164	99-0372611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Circuito Playa Del Carmen, Av. Los Amores no. 400-68 Bucerias, Nayarit, Mexico	63732
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +523221984348

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AOIX	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On December 20, 2021, we entered into a letter of intent (“LOI”) with NFTUS Corp. (“NFTUS”) regarding a business combination which may be effected by a share exchange whereby we will purchase the shares of NFTUS from its shareholders in exchange for 10,000,000 restricted common shares of our company, on a pre-split basis. The business combination contemplated by the LOI is subject to the fulfillment of certain conditions precedent; including but not limited to: due diligence and the negotiation of a definitive agreement, approval of both parties’ directors and the shareholders of NFTUS, the change of our management and board of directors, and customary third party and regulatory approvals. In addition, we have agreed to undertake a forward stock split of our issued and outstanding shares on a six for one basis.

In anticipation of the proposed acquisition, we will be commencing the process for the change of our name to “NFiniTi Inc.”. The foregoing description of the LOI is qualified in its entirety by the contents of the LOI attached as Exhibit 99.1 to this current report.

Item 9.01 Financial Statements & Exhibits

99.1	Letter of Intent with NFTUS Corp., dated December 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OIL & GAS INC.

/s/ Michael Noble
Michael Noble
President and Director
December 22, 2021

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